UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2018
_________________________________
Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
_________________________________

Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
66 Bovet Road, Suite 100
San Mateo, California, 94402
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 343-9300
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On August 20, 2018, Strategic Realty Trust, Inc. posted a shareholder newsletter to its website. A copy of this newsletter is provided at Exhibit 99.1 to this Current Report on Form 8-K.
The information in this report, including Exhibit 99.1, is being furnished pursuant to item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.
Estimated Value Per Share
On August 1, 2018, the Company’s board of directors approved an estimated value per share of the Company’s common stock of $6.04 per share based on the estimated value of the Company’s real estate assets and the estimated value of the Company’s tangible other assets less the estimated value of the Company’s liabilities divided by the number of shares and operating partnership units outstanding, as of April 30, 2018. The Company is providing this estimated value per share to assist broker-dealers that participated in the Company’s initial public offering in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340 as required by the Financial Industry Regulatory Authority (“FINRA”). The valuation with an effective date of April 30, 2018 was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs , issued by the Investment Program Association (“IPA”) in April 2013.
The Company’s independent directors are responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the Company’s estimated value per share, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. The estimated value per share was determined after consultation with SRT Advisor, LLC (the “Advisor”) and Robert A. Stanger & Co, Inc. (“Stanger”), an independent third-party valuation firm. The engagement of Stanger was approved by the board of directors, including all of its independent members. Stanger prepared individual appraisal reports (individually an “Appraisal Report”; collectively the “Appraisal Reports”), summarizing key inputs and assumptions, on 17 of the 19 properties in which the Company wholly owned or owned an interest in as of April 30, 2018 (the “Appraised Properties”). Stanger also prepared a net asset value report (the “NAV Report”) which estimates the net asset value per share of the Company’s stock as of April 30, 2018. The NAV Report relied upon: (i) the Appraisal Reports for the Appraised Properties; (ii) the book value as of April 30, 2018 for the Gelson’s Market and Wilshire properties (the “Development Properties”); (iii) Stanger's estimated value of the Company's mortgage loans payable and other debt; (iv) Stanger's valuation of the Company's unconsolidated joint venture interests; and (v) the Advisor's estimate of the value of the Company's other assets and liabilities as of April 30, 2018, to calculate an estimated net asset value per share of the Company's common stock.
Upon the board of directors’ receipt and review of Stanger’s Appraisal Reports and NAV Report, and in light of other factors considered, the board of directors, including the independent directors, approved $6.04 per share as the estimated value of the Company’s common stock as of April 30, 2018, which determination is ultimately and solely the responsibility of the board of directors.

The table below sets forth the calculation of the Company’s estimated value per share as of April 30, 2018:
Estimated Value Per Share
(Dollars in Thousands, Except Per Share)

Assets
Investments in real estate, net	$79,030
Properties under development and development costs	37,548
Cash and cash equivalents	604
Restricted cash	1,218
Prepaid expenses	354
Accounts receivables, net	229
Investments in unconsolidated joint ventures	3,440
Deferred costs and intangibles, net	169
Total Assets	122,592

Liabilities
Notes payable and line of credit	(53,656)
Accounts payable and accrued expenses	(846)
Other liabilities	(389)
Total Liabilities	(54,891)

Stockholders’ equity	67,701

Shares and OP units outstanding	11,213,320

Estimated value per share	$6.04
Methodology and Key Assumptions
The Company’s goal in calculating an estimated value per share is to arrive at a value that is reasonable and supportable using what the Company deems to be appropriate valuation methodologies and assumptions and a process that is in compliance with the valuation guidelines established by the IPA.
FINRA’s current rules provide no guidance on the methodology an issuer must use to determine its estimated value per share. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. The estimated value per share is not audited and does not represent the fair value of the Company’s assets less its liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of the Company’s assets and liabilities or the amount the Company’s shares of common stock would trade at on a national securities exchange. The estimated value per share does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties that could apply upon the prepayment of certain of the Company’s debt obligations or the impact of restrictions on the assumption of debt.
The following is a summary of the valuation and appraisal methodologies used to value the Company’s assets and liabilities:
Real Estate
Independent Valuation Firm
Stanger was selected by the Advisor and approved by the Company’s independent directors and board of directors to appraise the 17 Appraised Properties in which the Company wholly owns or owns an interest in with a valuation date of April 30, 2018. Stanger is engaged in the business of appraising commercial real estate properties and is not affiliated with the Company or the Advisor. The compensation the Company paid to Stanger was based on the scope of work and not on the appraised values of the Appraised Properties. The Appraisal Reports were performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. Each Appraisal Report was reviewed, approved and signed by an individual with the professional designation of MAI licensed in the state where each real property is located. The use of the Appraisal Reports are subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives. In preparing the Appraisal Reports, Stanger did not, and was not requested to, solicit third-party indications of interest for the Company’s common stock in connection with possible purchases thereof or the acquisition of all or any part of the Company.
Stanger collected reasonably available material information that it deemed relevant in appraising the Appraised Properties. Stanger relied in part on property-level information provided by the Advisor, including (i) property historical and projected operating revenues and expenses; (ii) property lease agreements and/or lease abstracts; and (iii) information regarding recent or planned capital expenditures.
In conducting their investigation and analyses, Stanger took into account customary and accepted financial and commercial procedures and considerations as they deemed relevant. Although Stanger reviewed information supplied or otherwise made available by the Company or the Advisor for reasonableness, they assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to them by any other party and did not independently verify any such information. Stanger has assumed that any operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Stanger were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Company’s management, board of directors and/or the Advisor. Stanger relied on the Company to advise them promptly if any information previously provided became inaccurate or was required to be updated during the period of their review.
In performing its analyses, Stanger made numerous other assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond their control and the Company’s control. Stanger also made assumptions with respect to certain factual matters. For example, unless specifically informed to the contrary, Stanger assumed that the Company has clear and marketable title to each Appraised Property, that no title defects exist, that any improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no significant deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, Stanger’s analyses, opinions and conclusions were necessarily based upon market, economic, financial and other circumstances and conditions existing as of or prior to the date of the Appraisal Reports, and any material change in such circumstances and conditions may affect Stanger’s analyses and conclusions. The Appraisal Reports contain other assumptions, qualifications and limitations that qualify the analyses, opinions and conclusions set forth therein. Furthermore, the prices at which the Company’s real estate properties may actually be sold could differ from Stanger’s analyses.
Stanger is actively engaged in the business of appraising commercial real estate properties similar to those owned by the Company in connection with public security offerings, private placements, business combinations and similar transactions. The Company engaged Stanger to deliver the Appraisal Reports and assist in the net asset value calculation and Stanger received compensation for those efforts. In addition, the Company has agreed to indemnify Stanger against certain liabilities arising out of this engagement. In the two years prior to the date of this filing, Stanger has provided appraisal and valuation services for the Company and has received usual and customary fees in connection with those services. Stanger may from time to time in the future perform other services for the Company, so long as such other services do not adversely affect the independence of Stanger as certified in the applicable appraisal report.
Although Stanger considered any comments received from the Company or the Advisor regarding the Appraisal Reports, the final appraised values of the Appraised Properties were determined by Stanger. The Appraisal Reports are addressed solely to the Company to assist it in calculating an updated estimated value per share of the Company’s common stock. The Appraisal Reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value per share of the Company’s common stock and do not constitute a recommendation to any person to purchase or sell any shares of the Company’s common stock.
The foregoing is a summary of the standard assumptions, qualifications and limitations that generally apply to the Appraisal Reports. All of the Appraisal Reports, including the analysis, opinions and conclusions set forth in such reports, are qualified by the assumptions, qualifications and limitations set forth in each respective Appraisal Report.
Real Estate Valuation
As described above, the Company engaged Stanger to provide an appraisal of the Appraised Properties consisting of 17 of the 19 properties in the Company’s portfolio (including properties owned in joint ventures), as of April 30, 2018. In preparing the Appraisal Reports, Stanger, among other things:

•	performed a site visit of each Appraised Property in connection with this assignment and prior assignments;

•
interviewed the Company's officers or the Advisor's personnel to obtain information relating to the physical condition of each Appraised Property, including known environmental conditions, status of ongoing or planned property additions and reconfigurations, and other factors for such leased properties

•	reviewed lease agreements for those properties subject to a long-term lease and discussed with the Company or Advisor certain lease provisions and factors on each property; and

•
reviewed the acquisition criteria and parameters used by real estate investors for properties similar to the subject properties, including a search of real estate data sources and publications concerning real estate buyer's criteria, discussions with sources deemed appropriate, and a review of transaction data for similar properties.

Stanger appraised each of the Appraised Properties, using various methodologies including a direct capitalization analysis, discounted cash flow analyses and sales comparison approach, as appropriate, and relied primarily on the discounted cash flow analyses for the final valuations of each of the Appraised Properties. Stanger calculated the discounted cash flow value of the Appraised Properties using property-level cash flow estimates, terminal capitalization rates and discount rates that fall within ranges they believe would be used by similar investors to value the Appraised Properties based on survey data adjusted for unique property and market-specific factors.
The Development Properties were included in the NAV Report at their respective book values as of April 30, 2018. As for those properties consolidated on the Company's financials, and for which the Company does not own 100% of the ownership interest, the property value was adjusted to reflect the Company's ownership interest in such property after consideration of the distribution priorities associated with such property.
As of April 30, 2018, the Company wholly owned 10 real estate assets which were all appraised by Stanger. The total acquisition cost of the 10 wholly owned properties as appraised by Stanger was $71,742,000 excluding acquisition fees and expenses. In addition, as of June 30, 2018 the Company had invested $1,278,000 in capital and tenant improvements on these 10 real estate assets since inception. As of April 30, 2018, the total appraised value of the 10 wholly owned appraised properties was $79,030,000. The total appraised real estate value of those 10 properties as of April 30, 2018 compared to the total acquisition cost of the Company’s 10 real estate properties plus subsequent capital improvements through June 30, 2018, results in an overall increase in the real estate value of those 10 properties of approximately $6,010,000 or approximately 8.23%. The following summarizes the key assumptions that were used in the discounted cash flow models used to arrive at the appraised value of the Company’s Appraised Properties:

		Weighted
	Range	Average
Terminal Capitalization Rate	4.25% - 9.50%	7.25%

Discount Rate	5.00% - 10.50%	8.01%

Income and Expense Growth Rate	3.00%	3.00%

Projection Period	10.0 Years - 14.0 Years	10.3 Years
As of April 30, 2018, the Company owned an interest in one property through a joint venture (the “Joint Venture Property”) between a wholly owned subsidiary of the Company, Grocery Retail Grand Avenue Partners, LLC, a subsidiary of Oaktree Real Estate Opportunities Fund VI, L.P., and GLB SGO, LLC, a wholly owned subsidiary of Glenborough Property Partners, LLC (the “Joint Venture”). Stanger valued the Joint Venture using the terms of the joint venture agreement relating to the allocation of the economic interests between the Company and its joint venture partners, as applied to a 10-year discounted cash flow analysis derived from the Appraisal Report of the Joint Venture Property and the terms of liabilities encumbering the Joint Venture Property and other fees and expenses of the Joint Venture. The Company’s interest in the Joint Venture was included in the NAV Report based on a 15.0% discount rate applied to the projected cash flows. For more information regarding the Joint Venture, please see the Company’s Current Report on Form 8-K, filed with the SEC on March 17, 2015.
As of April 30, 2018, the Company owned an interest in six properties (the “MN Joint Venture Properties”) through a joint venture between a wholly owned subsidiary of the Company, MN Retail Grand Avenue Partners, LLC, a subsidiary of Oaktree Real Estate Opportunities Fund VI, L.P., and GLB SGO MN, LLC, a wholly owned subsidiary of Glenborough Property Partners, LLC (the “MN Joint Venture”).
The fair market value of the Company’s interest in the MN Joint Venture Properties was estimated by using the terms of the MN Joint Venture Agreement relating to the allocation of the economic interests between the Company and its joint venture partners, as applied to a 10-year discounted cash flow analysis derived from the Appraisal Report for each of the MN Joint Venture

Properties and the terms of liabilities encumbering the MN Joint Venture Properties and other fees and expenses of the MN Joint Venture. The Company’s interest in the MN Joint Venture Properties was included in the NAV Report based on a 15.0% discount rate applied to the projected cash flows. For more information regarding the MN Joint Venture, please see the Company’s Current Report on Form 8-K, filed with the SEC on October 6, 2015.
While the Company believes that Stanger’s assumptions and inputs are reasonable, a change in these assumptions and inputs would significantly impact the calculation of the appraised value of the Appraised Properties and thus, the estimated value per share. The table below illustrates the impact on the estimated value per share if the terminal capitalization rates or discount rates were adjusted by 25 basis points, and assuming all other factors remain unchanged, with respect to the real estate properties referenced in the table above. Additionally, the table below illustrates the impact on the estimated value per share if the terminal capitalization rates or discount rates were adjusted by 5% in accordance with the IPA guidance:

	Increase (Decrease) on the Estimated Value Per Share due to
	Decrease 25 Basis Points	Increase 25 Basis Points	Decrease 5.0%	Increase 5.0%

Terminal Capitalization Rates	$0.17	$(0.15)	$0.26	($0.18)

Discount Rates	$0.18	($0.11)	$0.24	$(0.17)
Notes Payable
Values for mortgage loans were estimated by Stanger using a discounted cash flow analysis, which used inputs based on the remaining loan terms and estimated current market interest rates for mortgage loans with similar characteristics, including remaining loan term, loan-to-value ratios, debt-service-coverage ratios, prepayment terms, and collateral property attributes (i.e. age, location, etc.). The current market interest rate was generally determined based on market rates for available comparable debt. The estimated current market interest rates for the Company’s consolidated mortgage loans ranged from 4.17% to 11.58%.
As of April 30, 2018, Stanger’s estimate of fair value and carrying value of the Company’s consolidated notes payable were $53.7 million. The weighted-average discount rate applied to the future estimated debt payments, which have a weighted-average remaining term of 1.3 years, was approximately 6.6%. The table below illustrates the impact on the Company’s estimated value per share if the discount rates were adjusted by 25 basis points, and assuming all other factors remain unchanged, with respect to the Company’s notes payable. Additionally, the table below illustrates the impact on the estimated value per share if the discount rates were adjusted by 5% in accordance with the IPA guidance:

	Adjustment to Discount Rates
	+25BPS	-25BPS	+5%	-5%

Estimated Fair Value	$53,636	$53,681	$53,607	$53,709
Weighted Average Discount Rate	6.7%	6.6%	6.8	6.4
Change in Value Per Share	$—	$—	$—	$—
Other Assets and Liabilities
The carrying values of a majority of the Company’s other assets and liabilities are considered to equal their fair value due to their short maturities or liquid nature. Certain balances, such as straight-line rent receivables, lease intangible assets and liabilities, deferred financing costs, unamortized lease commissions and unamortized lease incentives, have been eliminated for the purpose of the valuation due to the fact that the value of those balances were already considered in the valuation of the respective investments.
Different parties using different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the Company’s portfolio and the management of those assets and in response to the real estate and finance markets.
Limitations of Estimated Value Per Share
As mentioned above, the Company is providing this estimated value per share to assist broker-dealers that participated in the Company’s initial public offering in meeting their customer account statement reporting obligations. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share. The estimated value per share is not audited and does not represent the fair value of the Company’s assets or liabilities according to GAAP.
Accordingly, with respect to the estimated value per share, the Company can give no assurance that:

•	a shareholder would be able to resell his or her shares at this estimated value;

•
a shareholder would ultimately realize distributions per share equal to the Company’s estimated value per share upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;

•	the Company’s shares of common stock would trade at the estimated value per share on a national securities exchange;

•	an independent third-party appraiser or other third-party valuation firm would agree with the Company’s estimated value per share; or

•	the methodology used to estimate the Company’s value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements.
Further, the value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the Company’s portfolio and the management of those assets and in response to the real estate and finance markets. The estimated value per share does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share does not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties that could apply upon the prepayment of certain of the Company’s debt obligations or the impact of restrictions on the assumption of debt. The Company currently expects to utilize the Advisor and/or an independent valuation firm to update the estimated value per share in 2019, in accordance with the recommended IPA guidelines.
Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “ estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. These statements depend on factors such as: projected cash flows; expected cap rates; future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and lease rates at its real estate properties; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Shareholder Newsletter, dated August 16, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: August 20, 2018	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer